                                                                Exhbit 10(j)(ii)


                        COMMISSION AND SERVICES AGREEMENT


         This COMMISSION AND SERVICES AGREEMENT ("AGREEMENT") is made as of the 22nd day of January, 2007 by and between MALOY RISK SERVICES, INC., a New Jersey corporation having its principal place of business at 100 Village Blvd., Suite 200, Princeton, NJ 08540 ("MALOY"), and COVER-ALL TECHNOLOGIES INC., a Delaware corporation having its principal place of business at 55 Lane Road, Fairfield, New Jersey 07004 ("COVER-ALL").


                                    RECITALS:


         WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, between Maloy and Cover-All, among other things, Cover-All purchased from Maloy all of Maloy's right, title and interest in and to certain software that Maloy designed, developed and implemented in its office to address certain front-office needs for brokers and agents in the insurance industry (the "SOFTWARE");


         WHEREAS, Cover-All desires (a) to develop further the Software and integrate the Software into the base solution set of Cover-All's My Insurance Center (MIC) software suite, which consists of the components and functionality identified on SCHEDULE A-1 hereto (the "BASE MIC SOFTWARE"), which Base MIC Software may be marketed and licensed by itself or as combined with one or more additional components and functionality, including such components and functionality identified on SCHEDULE A-2 hereto (the "PREMIUM MIC SUITE"), and
(b) to market and license the Base MIC Software and the Premium MIC Suite (as the Base MIC Software and the Premium MIC Suite may be marketed or licensed from time to time, the "NEW MIC SOFTWARE") to third parties ("LICENSEES"); and


         WHEREAS, in connection with the development of the Base MIC Software by Cover-All and the marketing and licensing of the New MIC Software by Cover-All to any such Licensees and potential Licensees, Cover-All desires to retain Maloy, and Maloy desires to be retained, to provide certain sales, support and other services to Cover-All and to any Licensees and potential Licensees, all under the terms and conditions as hereinafter set forth;


         NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and representations of the parties and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:

        1. PROVISION OF SERVICES. Upon the terms and subject to the conditions of this Agreement, for the period from the date hereof until January 22, 2010 (the "TERM"), Maloy shall provide to Cover-All (a) sales and support services with respect to the New MIC Software, and (b) enhancements and other services with respect to the Software and New MIC Software as Cover-All may reasonably request from time to time in the ordinary course (collectively, the "SERVICES"). The Term may be renewed for an additional three year period upon the written consent of each of the parties hereto.

        2. PROVISION OF CERTAIN EMPLOYEES. During the Term, Maloy shall make available such personnel as will be required to provide the Services; PROVIDED, HOWEVER, that Maloy shall provide to Cover-All the services of at least Richard
A. Maloy, Jr. (the "KEY EMPLOYEE"), who shall sign a customary confidentiality agreement with Cover-All, and Maloy agrees to use its reasonable best efforts to cause the Key Employee to sign such an agreement. The Key Employee shall be based out of Maloy's secondary place of business in New York, New York; PROVIDED, HOWEVER, that from time to time Cover-All may require, upon reasonable notice, such Key Employee to perform certain of the Services on Cover-

All's premises or at such other location as may be reasonably related to the performance of the Services, including the marketing or licensing of the New MIC Software.

        3. PAYMENTS. (a) ROYALTIES, FEES AND COMMISSIONS. In consideration of Maloy's Services under this Agreement, Cover-All shall pay to Maloy, as applicable: (i) the Base Sales Royalty (as defined below); (ii) the Maloy Finder's Fee (as defined below); (iii) the UpSales Royalty (as defined below); and (iv) the Sales Support Commission (as defined below).

            (b) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                (i) The "BASE SALES ROYALTY" shall be payable in respect of any license sale by Cover-All of the Base MIC Software on or before January 22, 2010 and shall be equal to ten percent (10%) of the Net Base License Fee (as defined below). The "NET BASE LICENSE FEE" shall mean the excess, if any, of (a) the license fees actually received by Cover-All from a Licensee with respect to the license of the Base MIC Software LESS (b) any license fees attributable to third party software (including, without limitation, license fees payable to Oracle) contained in or otherwise used in connection with the Base MIC Software. For the avoidance of doubt, in no event shall Maloy be entitled to any Base Sales Royalty for license sales by Cover-All of the Base MIC Software occurring after January 22, 2010, even if the Term is renewed by the parties under
Section 1 hereof.

                (ii) The "MALOY FINDER'S FEE" shall be payable in respect of any license sale of New MIC Software to any customer introduced to Cover-All by Maloy during the Term and shall be equal to seven percent (7%) of the Net Total License Fee (as defined below). The "NET TOTAL LICENSE FEE" shall mean the excess, if any, of (a) the license fees actually received by Cover-all for any license sale by Cover-All of the New MIC Software LESS (b) any license fees attributable to third party software (including, without limitation, license fees payable to Oracle) contained in or otherwise used in connection with the New MIC Software.

                (iii) The "UPSALES ROYALTY" shall be payable in respect of any license sale of the Base MIC Software to any licensees of the MIC software existing as of the date of this Agreement and which constitutes an upgrade to such MIC software and shall be equal to fifteen percent (15%) of the Upgrade Amount (as defined below). The "UPGRADE AMOUNT" shall mean the excess, if any, of (a) the licenses fees actually received by Cover-All with respect to the licensing of the Base MIC Software LESS (b) the license fees of the MIC software immediately prior to such upgrade (excluding any fees attributable to the Premium MIC Suite and any license fees attributable to third party software, including, without limitation, license fees payable to Oracle, contained in or otherwise used in connection with the New MIC Software) with respect to such licensee.

                (iv) The "SALES SUPPORT COMMISSION" shall be payable in respect of any license sale by Cover-All of the Base MIC Software to any customer with respect to whom Maloy shall have provided sales assistance to Cover-All and shall be equal to three percent (3%) of the Net Base License Fee.

            (c) TIMING OF PAYMENTS. Each of the Base Sales Royalty, the Maloy Finder's Fee, the UpSales Royalty and the Sales Support Commission, as applicable, shall be due and payable by Cover-All thirty (30) days after the receipt by Cover-All of the funds from such Licensee attributable to such payment obligation of Cover-All.

        4.  CONFIDENTIAL INFORMATION AND WORKS FOR HIRE.

            (a) CONFIDENTIALITY. Maloy acknowledges and agrees that in the course of the performance of Services pursuant to this Agreement, Maloy may be given access to, or come into possession of, confidential information of Cover-All, which information contains trade secrets, proprietary data or other confidential information. Maloy further agrees that Cover-All is entitled to exclusive protection against use by Maloy of any and all information relative to the activities of Cover-All, including, but not limited to, identity of customers, contracts, technical and production know-how, developments, formulae, devices, inventions, processes, administrative procedures or financial information. Maloy acknowledges and agrees that it will not use, duplicate or divulge to others any such trade secrets, proprietary data or confidential information of Cover-All except in connection with the performance of services under this Agreement, so long as the secret or confidential nature of such trade secrets, proprietary data or confidential information of Cover-All is preserved by Cover-All; it being understood that it shall not be deemed a breach of this Agreement if by means other than Maloy's deliberate or inadvertent disclosure, trade secrets, proprietary data or confidential information of Cover-All become well known or easily accessible to the public or competitors of Cover-All or if Maloy is compelled by judicial or administrative proceedings to disclose trade secrets, proprietary data or confidential information of Cover-All and Maloy has diligently tried to avoid each disclosure and has afforded Cover-All the opportunity to obtain assurance that compelled disclosure will be kept confidential. The obligations of this Section 4(a) shall survive the termination of this Agreement.

            (b) WORKS FOR HIRE. Maloy acknowledges and agrees that as part of the Services contemplated hereby, Maloy is expected to make new contributions of value to Cover-All and agrees to promptly disclose to Cover-All any and all ideas, discoveries, works of authorship, writings, computer software programs, know-how, processes, formulas, improvements or revisions (collectively, "WORKS"), whether copyrightable or not copyrightable, patentable or unpatentable, which Maloy may make, devise, conceive, create, design, invent, develop or discover, either solely or jointly with another or others, during the Term, whether at the request or upon the suggestion of Cover-All or otherwise, during or outside of normal working hours, which relate to, or are capable of use in connection with the business of Cover-All, or any services, programs or products offered, used, sold or being developed by Cover-All at the time of such Works. Any and all of the foregoing shall belong exclusively to Cover-All and be deemed to be "WORKS FOR HIRE," and Cover-All shall be deemed the author or creator thereof.

            (c) ASSIGNMENT OF WORKS. Maloy shall, and hereby does, assign to Cover-All, all Works disclosed or required to be disclosed in accordance with this Section 4 and assigns the right to obtain patents or copyright registrations on any and all such Works in any or all countries in its name or otherwise. Upon the request of Cover-All, whether or not made during the Term, Maloy shall, without further compensation, assist Cover-All in any way necessary, including but not limited to executing documents, to accomplish the following, in any or all countries, with respect to any and all Works disclosed or required to be disclosed in accordance with this Section 4: (i) to perfect in Cover-All all right, title and interest in and to the Work; (ii) to file for and/or obtain a patent or patents or a copyright registration or copyright registrations on the Work; and (iii) to protect and enforce Cover-All's rights in the Work.

            (d) ASSIGNMENT OF OTHER RIGHTS. In addition to the foregoing assignment of Works to Cover-All, Maloy hereby irrevocably transfers and assigns to Cover-All: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention; and (ii) any and all Moral Rights (as defined below) that Maloy may have in or with respect to any Invention. Maloy also hereby forever and irrevocably waives and agrees never to assert any and all

Moral Rights that Maloy may have in or with respect to any Invention, even after termination of its work on behalf of Cover-All. "MORAL RIGHTS" mean any rights to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

        5. INDEPENDENT CONTRACTOR STATUS. (a) Maloy is and will remain at all times an independent contractor of Cover-All in the performance of all Services hereunder. In all matters relating to this Agreement, each party will be solely responsible for the acts of its employees and agents, and employees or agents of one party shall not be considered employees or agents of the other party. Except as otherwise provided herein, no party will have any right, power or authority to create any obligation, express or implied, on behalf of any other party nor shall either party act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement or any document executed in connection with this Agreement is intended to create or constitute an employer-employee relationship or a joint venture, partnership, agency, trust or other association of any kind between the parties or persons referred to herein, and each party shall be responsible only for its respective obligations as set forth in this Agreement. Maloy acknowledges that Maloy personnel providing Services under this Agreement will not be entitled to any pension, retirement or other benefit plans or programs that Cover-All now or hereafter provides to its own employees. The consideration set forth in Section 3 hereof shall be the sole consideration due Maloy for the Services rendered hereunder. It is understood that Cover-All will not withhold any amounts for payment of taxes from the compensation of Maloy hereunder. Any and all sums subject to deductions, if any, required to be withheld and/or paid under any applicable state, federal or local laws in respect of the Key Employee or any other Maloy personnel providing Services hereunder shall be Maloy's sole responsibility, and Maloy shall indemnify and hold Cover-All harmless from any and all damages, claims and expenses arising out of or resulting from any claims asserted by any taxing authority as a result of or in connection with said payments.

            (b) In the event that any state or federal court, or any local, state or federal government agency, division or other related government entity, shall determine that the Key Employee or any other Maloy personnel providing Services hereunder is considered an employee or common law employee of Cover-All, or if for any reason the Key Employee or any other Maloy personnel providing Services hereunder were to become eligible to participate in any Cover-All-sponsored benefit plans or programs, each such Key Employee and other such Maloy personnel waives any right to participate, either retrospectively or prospectively, in any such Cover-All-sponsored benefit plan or program. This waiver of any right to participate in Cover-All-sponsored employee benefit plans or programs represents a material component of the terms and compensation agreed to by these parties and is not in any way conditioned on any representation or assumption concerning the status of the Key Employee or any other Maloy personnel providing Services hereunder with respect to Cover-All as employee, common law employee, independent contractor or temporary employee.

        6. RESTRICTIVE COVENANTS. During the Term and for a period of two years thereafter, neither Maloy nor the Key Employee shall develop or participate in the development or marketing to the insurance industry of any software product being developed for commercial distribution which is competitive with the New MIC Software.

        7. NOTICES. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand, when delivered to a recognized overnight delivery service or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of notice by facsimile transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:


         If to Purchaser:        Cover-All Technologies Inc.
                                 55 Lane Road
                                 Fairfield, New Jersey  07004
                                 Attention: President

         If to Seller:           Maloy Risk Services, Inc.
                                 100 Village Blvd., Suite 200
                                 Princeton, NJ 08540
                                 Attention: Richard A. Maloy, Jr.

        8. ASSIGNABILITY AND BENEFIT. This Agreement and the benefits or obligations hereof may not be assigned in whole or in part by either party without the written consent of the other party, except that Cover-All shall have the right to assign this Agreement to any entity controlled by, or controlling, it. All of the terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of Maloy and Cover-All.

        9. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without regard to principals of conflicts of laws. Any legal action that may be brought to enforce the parties' rights under this Agreement will be brought in New Jersey.

        10. ENTIRE AGREEMENT. This Agreement contains all of the agreements and understandings between the parties hereto and supersedes all prior correspondence and agreements among the parties hereto, and no oral agreements or written correspondence shall be held to affect the provisions hereof. All subsequent changes and modifications to be valid shall be by written instrument executed by the parties to be bound.

        11. SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the remaining portions of this Agreement.

        12. NO WAIVER. No exercise or waiver, in whole or in part, of any right or remedy provided for in this Agreement shall operate as a waiver of any other right or remedy. No delay on the part of any party hereto in the exercise of any right or remedy shall operate as a waiver thereof.

        13. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective affiliates and should not be deemed to confer upon third-parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

        14. HEADINGS. The Section headings of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

        15. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                  [remainder of page intentionally left blank]


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

         IN WITNESS WHEREOF, the parties have caused this Commission and Service Agreement to be signed as of the date first above written.



                                        MALOY RISK SERVICES, INC.


                                        By: /s/ Richard Maloy
                                            --------------------------
                                            Name:
                                            Title:


                                        COVER-ALL TECHNOLOGIES INC.


                                        By: /s/ John Roblin
                                            --------------------------
                                            Name:
                                            Title:

                                  SCHEDULE A-1
                                  ------------

                FUNCTIONALITY/COMPONENTS OF THE BASE MIC SOFTWARE

                                  MIC Platform
                                    Workflow
                               Files and U/W Tools
                                     Alerts
                                      Lists
                                  Data Capture
                                   Submissions



                                  SCHEDULE A-2
                                  ------------

              FUNCTIONALITY/COMPONENTS OF THE PREMIUM MIC SOFTWARE

                                Rating & Issuance
                                     Billing
                                   Accounting
                                Claims Reporting
     Other functionality or components which may be added from time to time